SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2004

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 961-1000

Item 5. Other Events.

On July 19, 2004, Manpower Inc. issued a press release announcing that, in the event that its Zero Coupon Convertible Debentures due August 17, 2021 are tendered for purchase, the company has formally elected to settle the transaction with cash. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Dated: July 19, 2004	By:	/s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 19, 2004

2